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                                                                    EXHIBIT 10.2

                             1997 STOCK OPTION PLAN
                                       OF
                       SOFTWARE TECHNOLOGIES CORPORATION


     1.   PURPOSE.

          This 1997 Stock Option Plan (the "Plan") is intended to allow directors, consultants and employees of Software Technologies Corporation ("STC" or the "Company" herein) and Subsidiaries which it may have from time to time (together the "Company") to be granted certain options to purchase shares of STC common stock ("Stock Options") which shall be (a) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") or (b) Nonstatutory Stock Options (sometimes referred to as restricted or non-qualified stock options). The purpose of the Plan is to provide its directors, consultants and employees with additional incentives to make valuable contributions to the long term performance and growth of the company and to attract and retain directors, consultants and employees of ability. Awards to employees from time to time may be concentrated among officers and key management employees. Individuals receiving awards under the Plan are herein referred to as "Participants". "Subsidiary" herein means a corporation which is a subsidiary as defined in IRC section 424(f); namely, any corporation in an unbroken chain of corporations beginning with STC, if at the time of the award each of the corporations other than the last in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.   ADMINISTRATION.

          2.1 The Plan shall be administered by the Board of Directors of STC (the "Board"), or by a committee consisting of two or more members of the Board (the Board, or, if applicable, the Committee administering the Plan shall hereinafter be referred to as the "Committee"). If and when the Company becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all Committee members must qualify as non-employee directors, as that term is defined in Rule 16b-32 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. Notwithstanding the foregoing, no action of the Committee shall be invalid if the non-employee director requirement in the preceding sentence is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of STC's Bylaws and of California law applicable to the Board, except as otherwise provided herein or determined by the Board.

          2.2 Subject to complying with applicable federal and state securities laws, rules and regulations including applicable exemptions, and subject to qualifying Incentive Stock Options for favorable tax treatment under
Section 422 of the Code, the Committee

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     shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan set out herein below: to approve the Optionees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Optionee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised and upon which the underlying shares may be issued; to establish the terms and conditions upon which Stock Options may vest; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

          2.3 The Company hereby agrees to indemnify and hold harmless each Board member, each Committee member and each employee of the Company, and the estate and heirs of such persons against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees incurred or suffered by such persons as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

     3.   ELIGIBILITY AND PARTICIPATION.

          Any employee (including any officer) of the Company shall be eligible to receive grants of Stock Options which qualify as Incentive Stock Options under the Plan.

          Incentive Stock Options and Nonstatutory Stock Options shall be granted only to those Board members, consultants, employees and officers who qualify for an exemption under applicable federal and state (including California) securities laws, rules and regulations.

     4.   GRANTS AND CERTAIN LIMITATIONS.

          4.1 While normally the Committee will grant Incentive Stock Options to employees, it shall have the discretion to grant Stock Options which are Nonstatutory Stock options to any eligible individual. Stock Options shall be appropriately designated by the Committee at the time of grant.

               The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not

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exceed the maximum amount permitted under Section 422 of the Code (currently
$100,000.00). Nonstatutory Stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence.

          4.2 Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted in any year hereunder shall not exceed 30% of the then outstanding shares of common stock of STC (after giving effect to the conversion of any outstanding convertible preferred or convertible senior common shares) or such lesser percent as may be determined by the Board but in no event shall exceed 1,700,000 shares. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Optionee to whom the Stock Option is granted.

          4.3 If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

     5.   EXERCISE OF OPTION PURCHASE PRICE.

          The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall be equal to (a) 100% of the fair market value ("Fair Market Value") of such shares as determined by the Committee as of the date of grant of any Incentive Stock Option and (b) at least 85% of the Fair Market Value of such shares as determined by the Committee as of the date of grant of any Nonstatutory Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an Incentive Stock Option granted to an Optionee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option.

     6.   TERM OF OPTION.

          The Stock Option period (the "Term") shall be ten years commencing on the date of grant of the Stock Option or such shorter period as is determined by the Committee at the time of the grant. Such provisions need not be uniform. Notwithstanding the foregoing, the Term of an Incentive Stock Option granted to an Optionee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary shall not exceed five years. Each Stock Option shall provide that it will vest and be exercisable in such installments as the Committee in its sole discretion may determine; provided that Incentive Stock Options granted hereunder shall vest and be exercisable at the rate of at least 20% per year measured from the date of grant. If an Optionee shall not in any period purchase all of the Option Shares which such Optionee is entitled to purchase in such period, such Optionee may


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purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

     7.   EXERCISE OF OPTIONS.

          7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Chief Financial Officer, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of outstanding shares of the Company's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

          7.2 Exercise of each Stock Option is conditioned upon the agreement of the Optionee to the terms and conditions of this Plan, the Option Agreement and by the execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Optionee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability and (e) the Optionee will notify the Company in writing, to the attention of the Chief Financial Officer, at least ten days in advance of any proposed transfer or sale of any option shares, (f) if the Participant is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, the Participant will furnish to the Company a copy of each Form 4 or Form 5 filed by him and will timely file all reports required under federal securities laws.

          7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with, or an exemption therefrom in the opinion of counsel to the Company is available for the issuance of Stock Options and Option Shares. At such time as the Company is eligible to file a Registration Statement on Form S-8 covering the issuance of Stock Options and Options Shares, the Company will use reasonable efforts to maintain the effectiveness of such Registration Statement under the Securities Act, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise



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is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

      8.    EMPLOYMENT REQUIREMENTS.

            Unless otherwise provided by the Committee, except as provided in paragraph 10 below, a Stock Option granted to an Employee may not be exercised unless at all times during the period from the date of grant and ending on the day 3 months before the date of exercise such Employee was an employee of the Company. For purposes of this Paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced.

            The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge from the Armed Forces, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

      9.    RESTRICTIONS ON TRANSFER.

            Each Stock Option granted under this Plan, except as expressly provided by the Committee with respect to Nonstatutory Stock Options, under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Optionee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Optionee's lifetime only by such Optionee or by such Optionee's legal representative.

      10.   TERMINATION OF EMPLOYMENT.

            10.1 Unless otherwise provided by the Committee with respect to Nonstatutory Stock Options, upon the termination of the employment of an Employee with the Company for any reason other than for Disability as described in paragraph 10.2 below, (a) all Stock Options to the extent then presently exercisable by such Employee shall remain

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exercisable only for a period ending within three months after the date of such termination of employment (except that the three months period shall be extended to six (6) months if the Employee shall die during such three months period), and (b) all Stock Options of such Employee not then vested shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

          10.2 In the case of an Employee terminated because of disability as defined in Section 22(e) of the code the three month period described in
Section 10.1 above shall be one year.

          10.3 "Disability" under Section 22(e) of the Code means the total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the duties of such Employee's employment with the Company. In reaching such determination, the Committee may rely on medical evidence by a licensed physician designated by the Committee.

     11.  ADJUSTMENT UPON CHANGE IN CAPITALIZATION.

          11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Optionee shall receive the number and class of such shares such Optionee would have received had such Optionee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

          11.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which STC is not the surviving corporation, or in which STC survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of the Company's assets in kind (other than a regular cash dividend, if any), adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.


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          11.3 In the sole discretion of the Committee, Stock Options may include provisions, on terms (which need not be uniform) authorized by the Committee in its sole discretion, that accelerate the Optionees' rights to exercise Stock Options upon a sale of substantially all of the Company's assets, its dissolution or upon a change in the controlling shareholder interest in STC resulting from a tender offer, reorganization, merger or consolidation or from any other transaction or occurrence, whether or not similar to the foregoing (each, a "Change in Control").

     12.  WITHHOLDING TAXES.

          The Company shall have the right at the time of exercise of any Stock Option which is then not an Incentive Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Optionee to tender a cash payment to the Company, (ii) by withholding from the Optionee's salary, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Optionee's Tax Liability or (iv) by any other method deemed appropriate by the Committee.

     13.  RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS.

          Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Optionee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

     14.  AMENDMENTS AND TERMINATION.

          The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would: (a) materially increase the benefits accruing to Optionees under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.


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     15.  SUCCESSORS IN INTEREST.

     The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of each Optionee.

     16.  OTHER DOCUMENTS.

          All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Optionees to whom the Stock Options have been granted. Each agreement shall specify whether a Stock Option is an incentive stock option or a nonstatutory stock option.

     17.  NO OBLIGATION TO CONTINUE EMPLOYMENT.

          This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Optionee. Moreover, no provision of this Plan or any document executed or delivered pursuant hereto shall be deemed modified in any way by any employment contract between an Optionee (or other employee) and the Company.

     18.  MISCONDUCT OF AN OPTIONEE.

          Notwithstanding any other provision of this Plan, if an Optionee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such Optionee shall forfeit all rights and benefits under this Plan.

     19.  TERM OF PLAN.

          This Plan was adopted by the Board effective ___________, 1997. No Stock Option may be granted under this Plan beyond ten years from that date, and no Stock Option may be exercised later than ten years after its date of grant.

     20.  GOVERNING LAW.

          This Plan shall be construed in accordance with, and governed by, the laws of the State of California.

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      21.   SHAREHOLDER APPROVAL.

            No Stock Option shall be exercisable unless and until the shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with. The Company shall submit the Plan to its shareholders for approval, within twelve (12) months of Board adoption of the Plan, by holders of a majority of its common shares given by their written consent or by vote at a shareholders meeting duly noticed and held. While no stock option may be exercised until such shareholder consent has been given, the date of the grant and the fair market value of the underlying shares shall be as of the date the option is awarded by the Committee.

      22.   PRIVILEGES OF STOCK OWNERSHIP.

            The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company Common Stock not actually issued to such holder.

      23.   ANNUAL FINANCIAL STATEMENTS.

            STC will deliver to each holder of a Stock Option granted hereunder a copy of its annual financial statement each year when completed.

      24.   COMPLIANCE WITH TAX AND SECURITIES LAWS.

            STC adopts this plan so that Incentive Stock Options granted under it will comply with Section 422 of the Code. Incentive Stock Options and Nonstatutory Stock Options shall be granted and shares shall be issued upon exercise thereof only when under the circumstances the grant and issuance are exempt from or qualify under applicable federal




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and state securities laws, rules and regulations. Consequently, the Committee shall administer, and interpret the Plan in order to comply with all such applicable federal and state exemptions.





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